As filed with the Securities and Exchange Commission
              ----------------------------------------------------
                       on March 4 , 1999 Registration No.
                       ----------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                   ----------


                                   TEXACO INC.
               (Exact name of issuer as specified in its charter)


         Delaware                                             74-1383447
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

       2000 Westchester Avenue
       White Plains, New York                                    10650
(Address of principal executive offices)                       (Zip Code)

                                   ----------

                                   TEXACO INC.
                       DIRECTOR AND EMPLOYEE DEFERRAL PLAN
                            (Full title of the plan)


                                   ----------

                              Kjestine M. Anderson
                                    Secretary
                                   Texaco Inc.
                             2000 Westchester Avenue
                          White Plains, New York 10650
                     (Name and address of agent for service)

                                 (914) 253-4000
           Telephone number, including area code, of agent for service

                         CALCULATION OF REGISTRATION FEE

    Title of Securities        Amount to be       Proposed Maximum        Proposed Maximum           Amount of
     To be Registered           Registered         Offering Price        Aggregate Offering      Registration Fee
                                                      Per Share                Price
   Deferred Compensation        $20,000,000             100%                $20,000,000               $5,560
       Obligations1

--------
1 The Deferred Compensation Obligations are unsecured obligations of Texaco Inc. to pay deferred compensation in the future in accordance with the terms of the Texaco Inc. Director and Employee Deferral Plan.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission ("SEC") are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report filed on Form 10-K (SEC File No. 1-27) for the fiscal year ended December 31, 1997;

     (b) All other reports filed by the Registrant with the SEC (SEC File No. 1-27) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") since December 31, 1997;

     (c) (1) The Registrant's By-Laws as amended to and including July 25,
1997,  containing a  description  of the  Registrant's  Common  Stock,  filed as
Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, dated August 13, 1997, SEC File No. 1-27;

          (2) The Rights Agreement dated as of April 28, 1998 between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, containing a description of the Rights to purchase Series D Junior Participating Preferred Stock, filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated April 29, 1998, SEC File No. 1-27.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities being offered herein have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Under the Texaco Inc. Director and Employee Deferral Plan (the "Plan"), Texaco Inc. (the "Company") provides directors and current and retired employees the opportunity to request that the Company defer payment of cash amounts which may otherwise become payable to such director or employee as salary, fees, or amounts payable under a Company plan. The obligations of the Company to pay such deferred amounts to the participants in the Plan in the future in accordance with the terms of the Plan (the "Obligations") will be unsecured general obligations of the Company and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

The amount to be deferred by each participant will be determined in accordance with the Plan based on elections by the participant. Each Obligation will be payable on a date selected by the participant in accordance with the terms of the Plan. The Obligations will either accrue interest at a rate set by the Company or will be indexed to one or more mutual funds as chosen by each participant. The Obligations will be denominated and be payable in United States dollars.

A participant's right or the right of any other person to the Obligations cannot be assigned, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution.

The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participant, at the option of the Company or through operation of a mandatory or optional sinking fund or analogous provision. However, the Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a participant to the balance of his or her deferred account as of the date of such amendment or termination.

The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations and each participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 145 of the Delaware Corporation Law and Article V of the By-Laws of the Registrant, directors and officers of the Registrant are indemnified by the Registrant, under certain circumstances for certain liabilities and expenses.

The Registrant would recover indemnification payments under the provisions of its various directors and officers liability and company reimbursement insurance policies, subject to deductibles and other specified exclusions set forth in the policies. Further, directors or officers of the Registrant may recover directly under the policies in certain instances where the Registrant itself does not provide indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.  EXHIBITS

         See Index to Exhibits

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that the undertakings set forth in paragraphs
               (a)(1)(i) and (a)(1)(ii) above do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Harrison, State of New York, on the 4th day of March, 1999.

                                              TEXACO INC.


                                              By:      /s/  Kjestine M. Anderson
                                                       -------------------------
                                                       Kjestine M. Anderson
                                                               Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Peter I. Bijur................ Chairman of the Board and Chief Executive Officer
                                         (Principal Executive Officer)

Patrick J. Lynch.............. Senior Vice President and Chief Financial Officer
                                         (Principal Financial Officer)

Robert C. Oelkers............. Comptroller
                                         (Principal Accounting Officer)


Directors:

       A. Charles Baillie                                Sam Nunn
       Peter I. Bijur                                    Charles H. Price, II
       John Brademas                                     Charles R. Shoemate
       Mary K. Bush                                      Robin B. Smith
       Willard C. Butcher                                William C. Steere, Jr.
       Edmund M. Carpenter                               Thomas A. Vanderslice
       Michael C. Hawley                                 William Wrigley
       Franklyn G. Jenifer


By:      /s/ R. E. Koch
         ----------------------------------
         R. E. Koch
         Attorney-in-fact for the
         above-named officers and directors


                                                         Date:  March 4, 1999
                                       4

                                INDEX TO EXHIBITS

The exhibits designated by asterisks are incorporated herein by reference to documents previously filed by Texaco Inc. with the Securities and Exchange Commission, SEC File No. 1-27.

Exhibit
Number              Exhibit
-------             -------


  *4(a) Restated Certificate of Incorporation of Texaco Inc., as amended to and including September 10, 1997 filed as Exhibit
                    3.1 to Texaco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 dated March 18, 1998, incorporated by reference.


  *4(b) By-Laws of Texaco Inc., as amended to and including July 25, 1997, filed as Exhibit 3 to Texaco Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, incorporated by reference.


  *4(c) Rights Agreement dated as of April 28, 1998, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, containing a description of the Rights to Purchase Series D Junior Participating Preferred Stock, filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated April 28, 1998, incorporated by reference.


   5 Opinion of Paul R. Lovejoy, Esq. as to legality of securities being registered.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of KPMG LLP.


23.3 The consent of Paul R. Lovejoy, Esq. is contained in his opinion filed as Exhibit 5 to this Registration Statement.


*24.1 Power of Attorney. Powers of Attorney for certain directors and officers of Texaco Inc. authorizing, among other things, the signing of registration statements on their behalf, have been filed as Exhibit 24 to Texaco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 18, 1998.


*24.3               Power of Attorney. Power of Attorney for Charles R.
                    Shoemate, a director of Texaco Inc., authorizing, among other things, the signing of registration statements on his behalf, has been filed as Exhibit 24.3 to Registration Statement on Form S-3 (Registration No. 333-68217) on December 2, 1998.

 *24.4 Power of Attorney. Power of Attorney for A. Charles Baillie, a director of Texaco Inc., authorizing, among other things, the signing of registration statements on his behalf, has been filed as Exhibit 24.4 to Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-68217) on January 29, 1999.